AMENDMENT AGREEMENT

THIS AGREEMENT is dated for reference June 25, 2010.

BETWEEN:

YALE RESOURCES LTD., a corporation organized under the laws of the Province of British Columbia, Canada

(“Yale”)

AND:

DEL TORO SILVER CORP. (formerly Candev Resource Exploration Inc.), a corporation organized under the laws of the State of Nevada, U.S.A.

(“Del Toro”)

WHEREAS:

A.
Pursuant to an Option Agreement between Yale and Del Toro dated July 7, 2009 (the “Option Agreement”), Yale granted an option to Del Toro to acquire 80% of Yale’s undivided right, title and interest in and to the Dos Naciones Property (as such term defined in the Option Agreement).

B.          The Parties have agreed to amend certain provisions of the Option Agreement as set out herein.

NOW THEREFORE, in consideration of the sum of $10.00 paid by each party to the other and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party, the parties hereto agree as follows:

1.           Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement have the meaning ascribed to such term in the Option Agreement.

2.           Subsection 2.2.2 (i) of the Option Agreement is hereby deleted in its entirety and subsection 2.2.2 (ii) is hereby replaced with the following:

“on or before the date which is two (2) years after the Effective Date, Del Toro (formerly Candev) will fund Expenditures aggregating CDN $400,000 on the Property, and”

3.           Upon the issuance of 150,000 shares of the common stock of Del Toro the Option Agreement will be deemed to be amended in all manners and respects in order to give full force and effect to this Agreement and, in all other respects, the Option Agreement will remain unchanged and in full force and effect.

4.           This Agreement may be executed in multiple counterparts and all counterparts taken together shall be deemed to constitute one and the same document.  This Agreement may be executed and delivered by facsimile or electronic transmission.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

YALE RESOURCES LTD.	DEL TORO SILVER CORP.
Per: /s/ signed	Per: Mark McLeary
Authorized Signatory	Authorized Signatory